Exhibit 1.1

12,000,000 Shares

DUPONT FABROS TECHNOLOGY, INC.

Common Stock, par value $0.001 per share

UNDERWRITING AGREEMENT

May 12, 2010

KEYBANC CAPITAL MARKETS INC.

RAYMOND JAMES & ASSOCIATES, INC.

As Representatives of the several

    Underwriters named in Schedule 1 attached hereto,

c/o KeyBanc Capital Markets Inc.

127 Public Square

6th Floor

Cleveland, OH 44114

Ladies and Gentlemen:

DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”) proposes to sell 12,000,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to 1,800,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 6:30 p.m. (New York City time) on the date of this Agreement;

(ii) “Effective Date” means the date and time as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the pricing information included on Schedule 2 hereto and with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

(vi) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405). The Registration Statement was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 4).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date (as defined in Section 4), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package (together with the pricing information included on Schedule 2 hereto) did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package (together with the pricing information included on Schedule 2 hereto) as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided, that such consent is deemed to have been given with respect to each such Issuer Free Writing Prospectus identified on Schedule 3 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) Each of the Company and its subsidiaries (as defined in Section 17) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 4 attached hereto. None of the subsidiaries of the Company other than the subsidiaries listed on Schedule 6 is a “significant subsidiary” (as defined in Rule 405).

(k) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus in the section titled “Capitalization,” as of the dates referenced therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as described in the most recent Preliminary Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. All of the issued shares of capital stock or membership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in the most recent Preliminary Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(n) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, impositions or defaults described in the Registration Statement or that could not reasonably be expected to have a Material Adverse Effect.

(o) Except as described in the most recent Preliminary Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Stock under the Securities Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters and permits related to the development of the Company’s data center development located in Ashburn, Virginia known as ACC6 that the Company expects will be issued in normal course.

(p) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(q) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or any publicly released or disseminated interpretations thereof by the Commission, in each case as in effect on the date hereof.

(r) Except as described in the most recent Preliminary Prospectus or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole.

(s) Since the date as of which information is given in the most recent Preliminary Prospectus and except as described in the most recent Preliminary Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(t) Except as otherwise stated therein, the historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(u) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report is incorporated by reference in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported incorporated by reference in the most recent Preliminary Prospectus.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(w) The Company and its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company or any of its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(x) The statistical and market-related data included or incorporated by reference under the caption “Our Market Opportunity,” in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(y) Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(z) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(aa) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. The Company does not have any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof. The statements made in the most recent Preliminary Prospectus under the captions “Description of the Partnership Agreement of DuPont Fabros Technology, L.P.”, “Description of Common Stock”, and “Description of Preferred Stock” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(bb) Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among any of the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(cc) No labor dispute by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(dd) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualified status of such Plan or is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(ee) The Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes to the extent such taxes are due and payable, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies.

(ff) Except as disclosed in the most recent Preliminary Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any property.

(gg) The Company is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(hh) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan, lease (under which the Company or a subsidiary is landlord), ground lease (under which the Company or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such default, violation or failure could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) (i) The Company and each of its subsidiaries have fee simple title to the properties owned by it, in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (A) are disclosed in the most recent Preliminary Prospectus, or (B) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the properties or any part thereof, and neither the Company nor any of its subsidiaries knows of any such condemnation or zoning change which is threatened, which if consummated would reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) true, correct and complete copies of all leases, amendments, exhibits, schedules or other documents that comprise the leases that the Company or its subsidiaries have entered into and are currently in effect (the “Leases”) have been made available for review by the Underwriters or their counsel; (iv) other than the Leases, there are no other leases or similar arrangements that are material to the Company between the Company or any of its subsidiaries and a tenant under a Lease relating to any of the properties which has not been provided to the Underwriters or their counsel; (v) except as otherwise described in the most recent Preliminary Prospectus: (A) to the knowledge of the Company, all of the Leases, and, all guaranties related thereto, if any, are in full force and effect; (B) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Leases; (C) neither the Company nor its subsidiaries have waived in writing any material provision under any Lease; (D) to the knowledge of the Company, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (E) no tenant under any of the leases at the properties has a right of first refusal to purchase the premises demised under such lease.

(jj) Except as disclosed in the most recent Preliminary Prospectus, or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, all entitlements necessary for development and/or renovation of each of the properties of the Company planned for development, material expansion or renovation as described in the most recent Preliminary Prospectus as having been vested or entitled with development rights have been obtained, except for such approvals that the Company expects will be issued in normal course. With respect to any other property of the Company currently planned for development, material expansion or renovation and which is not described in the most recent Preliminary Prospectus as having received all necessary entitlements, the Company expects that such entitlements will be issued in normal course.

(kk) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any of its subsidiaries of interests in assets or real property that is required to be described in the most recent Preliminary Prospectus that is not already so described.

(ll) Any mortgages or deeds of trust that encumber properties owned directly or indirectly by the Company or any of its subsidiaries are not convertible into equity securities of the entity owning such property and said mortgages and deeds of trust will not at such time be cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries hold participating interests in such mortgages or deeds of trust.

(mm) The Company and its subsidiaries currently have title insurance in full force and effect insuring the fee interests in each of their owned real properties, in an amount and with coverage that is commercially reasonable for such property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) The Company and each of its subsidiaries (i) make and keep books and records that are accurate in all material respects and (ii) maintain and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(oo) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(pp) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in the most recent Preliminary Prospectus accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(qq) As of the Effective Date, (i) the Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(rr) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ss) Except as described in the most recent Preliminary Prospectus, the Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(tt) Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(uu) Except as described in the most recent Preliminary Prospectus, (i) the Company and each of its subsidiaries are in material compliance with all laws, regulations, ordinances, rules, common law rulings, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to pollution or the protection of human health or safety, the environment, or natural resources, or to Hazardous Materials (as hereinafter defined) (“Environmental Laws”), which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) neither the Company nor any of its subsidiaries has any material liability under Environmental Law or has received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the Release of Hazardous Materials, (iii) no Hazardous Materials have been Released at, on, under or from any real property currently or formerly owned, operated or leased by the Company or any of its subsidiaries, except for Releases that would not reasonably be expected to cause the Company or any of its subsidiaries to incur material liability under Environmental Laws, and (iv) (X) there are no proceedings that are pending or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions, exclusive of interest and costs, of $100,000 or more will be imposed, (Y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials, that could reasonably be expected to have a material effect on the value of any of the properties or materially interfere with the use being made of the properties, and (Z) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws, except in the case of each of clauses (i), (ii) and (iii) where such non-compliance, liability, Release or failure to comply with any other obligations as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, “Hazardous Materials” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, polychlorinated biphenyls, mold, methyl-tertiary butyl ether, asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum (including crude oil or any fraction thereof) or petroleum products; and “Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.

(vv) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any applicable state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

(ww) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the most recent Preliminary Prospectus.

(xx) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(yy) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(zz) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and its subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section l(i) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule 3 hereto.

(bbb) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(ccc) The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 12,000,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 1,800,000 additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 5 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $22.08 per share.

The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)(A) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the

Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; (C) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering sale of the Stock, to advise the Representatives, promptly after the Company receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; (D) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; (E) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, to advise the Representatives, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, in each case as described in (E) above, promptly to use its best efforts to obtain its withdrawal;

(ii) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) Subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, to file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(v) Subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule 3 hereto;

(vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x) For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (i) the Stock, (ii) units of partnership interest in DuPont Fabros Technology, L.P. (“Units”), a Maryland limited partnership, issued to the Company, (iii) shares issued by the Company to Unit holders who exercise their right to redeem such Units pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P., or (iv) shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc., on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule 5 hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc., on behalf of the Underwriters, waive such extension in writing; and

(xi) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein ,all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by Financial Industry Regulatory Authority, Inc.; (f) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company (but excluding the cost of any aircraft chartered in connection with the road show, which cost shall be paid by the Underwriters, provided that, in the event that the sale of Stock pursuant to this Agreement is not consummated because this Agreement is terminated for any reason, the Company shall pay 50% of the cost of any such aircraft chartered in connection with the road show); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters. Notwithstanding anything to the contrary in this Section 6, the Underwriters hereby agree to reimburse the Company in the amount of $1,100,000 for the Company’s costs, expenses and fees incident to and in connection with this offering. Such reimbursement shall be paid by the Underwriters to the Company within 90 calendar days of the Delivery Date.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) Neither the Registration Statement, the Prospectus nor the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Hogan Lovells US LLP shall have furnished to the Representatives its written opinion and negative assurance statement, as counsel to the Company, addressed to the Underwriters, each dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all of its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened.

(i) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects, of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives after consultation with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives after consultation with the Company, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(l) The Lock-Up Agreements between the Representatives and the officers and directors of the Company set forth on Schedule 5, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including, without limitation, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any other investor presentations made to investors by the Company (whether in person or electronically) (the “Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Marketing Materials, or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Marketing Materials, or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the

Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 8(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or any Non-Prospectus Road Show.

9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the

Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) and 7(j) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company or any of its subsidiaries is not fulfilled for any reason, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel and 50% of the cost of any aircraft chartered in connection with the road show) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) If to the Underwriters, shall be delivered or sent by mail or facsimile transmission to KeyBanc Capital Markets Inc., 1200 Abernathy Road NE, Suite 1550, Atlanta, GA 30328, Attention: Mark Koster (Fax 770-510-2195) and Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: General Counsel, Equity Capital Markets (Fax 727-567-8247), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, KeyBanc Capital Markets Inc., 127 Public Square, 6th Floor, Cleveland, OH 44114, Attention: General Counsel, Equity Capital Markets (Fax 727-567-8247), with a copy, in the case of any notice pursuant to Section 8(c), to the General Counsel, Tom Wise, KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, OH 44114, (Fax 216-689-4121); and

(b) If to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: 202-728-0220).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day,” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 promulgated under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DUPONT FABROS TECHNOLOGY, INC.

By:	/s/ Hossein Fateh
Hossein Fateh
President and Chief Executive Officer

Accepted:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jonathan D. Crane
	Name:	Jonathan D. Crane
	Title:	Sr. Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
	Name:	Brad Butcher
	Title:	MD

For themselves and as Representatives of the

several Underwriters named in Schedule 1 hereto

[Signature Page to Underwriting Agreement]

SCHEDULE 1

UNDERWRITERS

Underwriters	Number of Shares of Firm Stock

KeyBanc Capital Markets Inc.	3,360,000
Raymond James & Associates, Inc.	2,400,000
Macquarie Capital (USA) Inc.	2,280,000
RBC Capital Markets Corporation	2,160,000
Jefferies & Company, Inc.	1,320,000
Stifel, Nicolaus & Company, Incorporated	240,000
TD Securities (USA) LLC	240,000

Total	12,000,000

SCHEDULE 2

Pricing Information

1. Public offering price:	$23.00 per share

2. Number of shares of Firm Stock:	12,000,000
Option Stock:	1,800,000

SCHEDULE 3

ISSUER FREE-WRITING PROSPECTUSES

None

SCHEDULE 4

SUBSIDIARIES

DuPont Fabros Technology, L.P.	Maryland

Grizzly Equity LLC	Delaware

Grizzly Ventures LLC	Delaware

Whale Holdings LLC	Delaware

Whale Interests LLC	Delaware

Whale Ventures LLC	Delaware

Yak Management LLC	Delaware

Yak Ventures LLC	Delaware

Yak Interests LLC	Delaware

Xeres Management LLC	Delaware

Xeres Interests LLC	Delaware

Xeres Ventures LLC	Delaware

DF Technical Services LLC	Delaware

DF Property Management LLC	Delaware

Rhino Equity LLC	Delaware

Quill Equity LLC	Delaware

Lemur Properties LLC	Delaware

Porpoise Ventures LLC	Delaware

Tarantula Interests LLC	Delaware

Tarantula Ventures LLC	Delaware

Fox Properties LLC	Delaware

SCHEDULE 5

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Lammot du Pont

Hossein Fateh

Frederic Malek

Thomas Eckert

Michael Coke

Mark Amin

John Toole

Officers

Lammot du Pont

Hossein Fateh

Mark L. Wetzel

Richard A. Montfort, Jr.

Jeffrey H. Foster

SCHEDULE 6

SIGNIFICANT SUBSIDIARIES

Grizzly Ventures LLC

Rhino Equity LLC

Quill Equity LLC

Lemur Properties LLC

Porpoise Ventures LLC

Tarantula Ventures LLC

Fox Properties LLC

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

May    , 2010

KEYBANC CAPITAL MARKETS INC.

RAYMOND JAMES & ASSOCIATES, INC.

As Representatives of the several

    Underwriters named in Schedule 1 attached hereto,

c/o KeyBanc Capital Markets Inc.

127 Public Square

6th Floor

Cleveland, OH 44114

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.001 per share (the “Common Stock”), of DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, you have agreed that the foregoing restrictions shall not apply to:

(1)	the withholding of Common Stock by the Company in connection with the satisfaction of taxes related to the vesting of restricted Common Stock outstanding on the date hereof;

(2)	the redemption by the undersigned pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. of units of limited partnership interest in DuPont Fabros Technology, L.P. (“Units”) outstanding on the date hereof for cash or shares of Common Stock of the Company; or

(3)	a transfer of Common Stock or Units by gift, will or intestacy to a family member, affiliate or trust, provided, however, that in any such case it shall be a pre-condition to such transfer that (a) the transferee or donee executes and delivers to KeyBanc Capital Markets Inc. and Raymond James & Associates Inc. a lock-up agreement in form and substance satisfactory to KeyBanc Capital Markets Inc. and Raymond James & Associates Inc. and (b) the undersigned notifies KeyBanc Capital Markets Inc. and Raymond James & Associates Inc. as soon as reasonably practicable (but no less than one business day) prior to the proposed transfer of disposition.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

EXHIBIT B

FORM OF OPINION OF HOGAN LOVELLS US LLP

1.	The Company is validly existing as a corporation and in good standing as of the date of the Company Good Standing Certificate under the laws of the State of Maryland.

2.	The Operating Partnership is validly existing as a limited partnership and in good standing as of the date of the Operating Partnership Good Standing Certificate under the laws of the State of Maryland.

3.	Each subsidiary set forth in Schedule 6 of the Agreement is validly existing as a limited liability company under laws of its jurisdiction of organization and in good standing as of the date of the applicable good standing certificate under the laws of its jurisdiction of organization.

4.	Each of the Company and the Operating Partnership has the corporate or partnership power, as applicable, to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

5.	Each subsidiary set forth in Schedule 6 of the Agreement has the limited liability company power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

6.	When issued in accordance with the provisions of the Agreement, the Stock will be validly issued, fully paid and non-assessable.

7.	The authorized, issued and outstanding capital stock of the Company, as of March 31, 2010, was as set forth under the caption “Capitalization” in the Prospectus. To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except as described in the Prospectus. No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the General Corporation Law of the State of Maryland or, to our knowledge, any contractual right to subscribe for any of the Stock.

8.	The Agreement has been duly authorized, executed and delivered by the Company.

9.	The execution, delivery and performance on the date hereof by the Company of the Agreement do not (i) violate the General Corporation Law of the State of Maryland or the Charter or Bylaws of the Company, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) violate any of the Company Orders, or (iv) breach or constitute a default under any of the Company Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

10.	No approval or consent of, or registration or filing with, any federal governmental agency or the Maryland Secretary of State is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement.

B-1

11.	Based solely upon an order of the Commission declaring the Registration Statement effective and telephone communications between an attorney of this firm and a member of the SEC staff, the Registration Statement has become effective under the Securities Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission. The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b).

12.	The Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein and the documents incorporated by reference therein, as to which we express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act of 1933 (other than the financial statements and schedules and financial information and data included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

13.	The information in the Registration Statement under the captions “Description of the Partnership Agreement of Dupont Fabros Technology, L.P.” and “Description of Common Stock,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects. The Stock conforms as to legal matters in all material respects to the description thereof set forth in the Registration Statement under the caption “Description of Common Stock.”

14.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

15.	The Stock has been authorized for listing by the New York Stock Exchange.

16.	The Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code for each of its taxable years beginning with its taxable year ended December 31, 2007, and the Company’s current organization and current and proposed method of operation (as described in the Management Representation Letter) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2010, and future taxable years.

17.	The portions of the discussion in the Prospectus under the caption “Material Federal Income Tax Consequences” and the Prospectus Supplement under the caption “Additional Federal Income Tax Consequences,” to the extent that they describe provisions of applicable U.S. federal income tax law, are correct in all material respects as of the date hereof.

B-2

As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Company in connection with the Agreement.

Form of Negative Assurance Letter

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(a) the Registration Statement, as of the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Prospectus, as of its date or as of the date of the opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) the Pricing Disclosure Package, as of — a.m. (New York City time) on May —, 2010 (which you have informed us is a time prior to the time of the first sale of the Stock by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than those disclosed therein; or

(e) there are any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules, other financial or accounting information and data derived from such financial statements and schedules or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus.

B-3